SOFTWARE PUBLISHING CORPORATION HOLDINGS, INC.
                                   3 Oak Road
                           Fairfield, New Jersey 07004
                                 (973) 808-1992


                                   February 11, 1998


VIA FEDERAL EXPRESS

Ernst & Young LLP
99 Wood Avenue South
Iselin, New Jersey 08830

Gentlemen:

     Enclosed  herewith  is a copy of the  Current  Report  on Form 8-K (Date of
Report: February 11, 1998) of Software Publishing Corporation Holdings, Inc. (the "Company") which includes, among other things, disclosure of the fact that the Company has determined to replace Ernst & Young, LLP as the independent accountants to audit the Company's financial statements. It is anticipated that the Form 8-K will be filed with the Securities and Exchange Commission (the "Commission") on February 13, 1998, or as soon thereafter as practicable. This letter is being furnished to you pursuant to the requirements of Item 304(a)(3) of Regulation S-X. The Company requests that you furnish the Company with a letter, addressed to the Commission, stating whether you agree with the statements made by the Company in the Form 8-K in response to Item 304(a) and, if not, state the respects to which Ernst & Young does not agree.


                                       Very truly yours,

                                       SOFTWARE PUBLISHING
                                       CORPORATION HOLDINGS, INC.


                                       By:/s/ Mark E. Leininger
                                          Mark E. Leininger
                                          President and Chief Operating Officer